UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported) July 11, 2007

Franklin Electric Co., Inc.
(Exact Name of Registrant as Specified in its Charter)

Indiana	0-362	35-0827455
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)
400 East Spring Street Bluffton, Indiana		46714
(Address of Principal Executive Offices)		(Zip Code)
(260) 824-2900
(Registrant’s Telephone Number, Including Area Code)

Item 1.01. Entry into a Material Definitive Agreement.

The information set forth under Item 3.03 of this report on Form 8-K is hereby incorporated in Item 1.01 by reference.

Item 3.03.  Material Modification to Rights of Security Holders.

On July 11, 2007, Franklin Electric Co., Inc., an Indiana corporation (the “Company”), pursuant to approval by the Company’s Board of Directors, entered into the Second Amendment to Rights Agreement (the “Second Amendment”), by and between the Company and LaSalle Bank National Association. The Second Amendment further amends that certain Rights Agreement, dated as of October 15, 1999, by and between the Company and Illinois Stock Transfer Company, as previously amended by that certain First Amendment to Rights Agreement, dated as of December 1, 2006, by and between the Company and LaSalle Bank National Association (the “Rights Agreement”).

The Second Amendment permits Select Equity Group, Inc., a New York corporation, Select Offshore Advisors, LLC, a New York limited liability company (collectively, the “Select Entities”), and their respective Affiliates and Associates (each, as defined in the Rights Agreement) to own beneficially up to 17.5% of the outstanding shares of common stock of the Company, without becoming an “Acquiring Person” and triggering the “Rights” under the Rights Agreement, subject to certain conditions, including that if the Select Entities and their Affiliates and Associates are required to report their beneficial ownership on a Schedule 13D and such Schedule 13D states an intention to or reserves the right to control or influence the management or policies of the Company or engage in any of the actions specified in Item 4 of such Schedule 13D, then the Select Entities and their Affiliates and Associates must reduce their beneficial ownership to 10% of the outstanding shares of common stock of the Company. A copy of the Second Amendment is attached hereto as Exhibit 4.1 and is incorporated herein by reference.

In connection with the Second Amendment, the Company and the Select Entities entered into a Shareholders Agreement dated as of July 11, 2007 (the “Shareholders Agreement”). The Shareholders Agreement (i) provides for the Second Amendment to the Rights Agreement, as described above, (ii) outlines the procedures governing the sales of stock if the Select Entities and their Affiliates and Associates are required to reduce their beneficial ownership in the Company to 10%, (iii) obligates the Select Entities to advise the Company promptly if they are required to file the type of Schedule 13D described above, and (iv) provides the Company with the right to require the Select Entities and their Affiliates and Associates to vote their shares of the Company’s common stock proportionately with all other shares of the Company actually voted on any matter presented at a shareholder meeting if the Select Entities and their Affiliates and Associates own beneficially more than 15% of the Company’s common stock and are required to file the type of Schedule 13D described above. A copy of the Shareholders Agreement is attached hereto as Exhibit 4.2 and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

4.1 Second Amendment to Rights Agreement, dated as of July 11, 2007, by and between Franklin Electric Co., Inc. and LaSalle Bank National Association.

4.2 Shareholders Agreement, dated as of July 11, 2007, by and between Franklin Electric Co., Inc. and Select Equity Group, Inc. and Select Offshore Advisors, LLC.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereto duly authorized.

Dated: July 13, 2007.

FRANKLIN ELECTRIC CO., INC.

By:  /s/ Thomas J. Strupp_________
Name: Thomas J. Strupp
Title:	Vice President, Chief Financial Officer
and Secretary (Principal Financial and
Accounting Officer)

EXHIBIT INDEX

Exhibit No. Description

4.1	Second Amendment to Rights Agreement, dated as of July 11, 2007, by and between Franklin Electric Co., Inc. and LaSalle Bank National Association.

4.2	Shareholders Agreement, dated as of July 11, 2007, by and between Franklin Electric Co., Inc. and Select Equity Group, Inc. and Select Offshore Advisors, LLC.